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                                                                       EXHIBIT A


                            THE BEAR STEARNS FUNDS

                             ARTICLES OF AMENDMENT


     WHEREAS, Article IX, Section 8 of the Agreement and Declaration of Trust dated September 29, 1994, as amended (the "Declaration of Trust"), of The Bear Stearns Funds (the "Trust") provides that the Declaration of Trust may be amended by an instrument in writing signed by a majority of the then Trustees when authorized so to do by a vote of Shareholders holding a majority of the Shares outstanding and entitled to vote.

     NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, hereby certify to the Secretary of The Commonwealth of Massachusetts and to the City Clerk of The City of Boston that, pursuant to a vote of Shareholders holding a majority of the Shares outstanding and entitled to vote on such matters, the Declaration of Trust is hereby amended as follows:

FIRST:   The Declaration of Trust is hereby amended by striking out the second sentence of Article V, Section 1 and inserting in lieu thereof the following:

     "Each holder of Shares entitled to vote on a matter submitted to a vote of Shareholders shall be entitled to one vote for each dollar of net asset value standing in such holder's name on the books of the Trust with respect to such Shares (except that in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected)."

SECOND:  The Declaration of Trust is hereby amended by striking out Article IX,
Section 8 and inserting in lieu thereof the following:

     "   Section 8.  Amendments.  The provisions of this Declaration of Trust
         ---------   ----------
may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any such amendment to this Declaration of Trust need not be approved by Shareholders unless such approval is required by applicable law. If Shareholder approval of an amendment to this Declaration of Trust is required by applicable law, such amendment may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote of Shareholders in accordance with applicable law and Article V hereof. Subject to the foregoing, any such amendment shall be effective as of any prior or future time as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted."
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THIRD:   The Declaration of Trust is hereby amended by striking out Article V,
Section 1, subsection (iv) and inserting in lieu thereof the following:

     "(iv) with respect to an amendment to this Declaration of Trust as provided in Article IX, Section 8,"

FOURTH: The Declaration of Trust is hereby amended by striking out the sixth and seventh sentences of Article V, Section 1 and inserting in lieu thereof the following:

     "Proxies may be given by or on behalf of a Shareholder orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed or otherwise given by or on behalf of any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed or otherwise given by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger."

FIFTH:   The Declaration of Trust is hereby amended by adding new Section 9 to
Article IX as follows:

     "   Section 9.  Reorganization of Trust or Series Created After April 17,
         --------    --------------------------------------------------------
     2000.  At any time, by vote of a majority of the Trustees then in office,
     ----
     the Trust, or any one or more series of Shares created after April 17, 2000, may, either as the successor, survivor, or non-survivor, (1) consolidate or merge with one or more other trusts, partnerships, limited liability companies, associations or corporations (or series of any of the foregoing) organized under the laws of The Commonwealth of Massachusetts or any other state of the United States, to form a consolidated or merged trust, partnership, limited liability company, association or corporation (or series of any of the foregoing) under the laws of which any one of the constituent entities is organized, or (2) transfer a substantial portion of its assets to one or more other trusts, partnerships, limited liability companies, associations or corporations (or series of any of the foregoing) organized under the laws of The Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, limited liability companies, associations or corporations (or series of any of the foregoing) transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more of such series of Shares as the case may be, in connection therewith."

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SIXTH:  The Declaration of Trust is hereby amended by adding new Section 10 to
Article IX as follows:

     "  Section 10.  Certain Other Reorganizations.  At any time, by vote of a
        ----------   -----------------------------
     majority of the Trustees then in office, the series of Shares designated as the Large Cap Value Portfolio and the Small Cap Value Portfolio, may, either as the successor, survivor, or non-survivor, (1) consolidate or merge with one or more other trusts, partnerships, limited liability companies, associations or corporations (or series of any of the foregoing) organized under the laws of The Commonwealth of Massachusetts or any other state of the United States, to form a consolidated or merged trust, partnership, limited liability company, association or corporation (or series of any of the foregoing) under the laws of which any one of the constituent entities is organized, or (2) transfer a substantial portion of its assets to one or more other trusts, partnerships, limited liability companies, associations or corporations (or series of any of the foregoing) organized under the laws of The Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, limited liability companies, associations or corporations (or series of any of the foregoing) transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by one or more of such series of Shares in connection therewith."



        WITNESS our hands this 4th day of May, 2000.



                                      By:    /s/ Peter M. Bren
                                          -----------------------------------
                                             Peter M. Bren, Trustee


                                      By:    /s/ Doni L. Fordyce
                                          -----------------------------------
                                             Doni L. Fordyce, Trustee



                                      By:    /s/ John S. Levy
                                          -----------------------------------
                                             John S. Levy, Trustee



                                      By:    /s/ Michael Minikes
                                          -----------------------------------
                                             Michael Minikes, Trustee

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                                      By:    /s/ M.B. Oglesby, Jr.
                                          -----------------------------------
                                            M.B. Oglesby, Jr., Trustee



                                      By:    /s/ Robert E. Richardson
                                          -----------------------------------
                                             Robert E. Richardson, Trustee



                                      By:    /s/ Robert M. Steinberg
                                          -----------------------------------
                                             Robert M. Steinberg, Trustee

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